EXHIBIT 4.1



                                HFS INCORPORATED

                              EMPLOYEE SAVINGS PLAN

                   Amended and Restated as of January 1, 1996



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                                TABLE OF CONTENTS

1.      DEFINITIONS..........................................................-1-
        (a)      "Account" ..................................................-1-
        (b)      "Administrative Committee" or "Committee" ..................-2-
        (c)      "Administrator" or "Plan Administrator" ....................-2-
        (d)      "Annual Additions" .........................................-2-
        (e)      "Board of Directors" .......................................-2-
        (f)      "Break in Service" .........................................-2-
        (g)      "Code" .....................................................-2-
        (h)      "Company" ..................................................-2-
        (i)      "Compensation" .............................................-3-
        (j)      "Disability" ...............................................-5-
        (k)      "Effective Date" and "Original Effective Date"..............-5-
        (l)      "Employee" .................................................-5-
        (m)      "Entry Date" ...............................................-6-
        (n)      "ERISA" ....................................................-6-
        (o)      "Family Member" ............................................-7-
        (p)      "Fiduciary" ................................................-7-
        (q)      "Fund" .....................................................-7-
        (r)      "Highly Compensated Employee" ..............................-7-
        (s)      "Hour of Service" ..........................................-9-
        (t)      "Investment Category" ......................................-9-
        (u)      "Investment Manager" ......................................-10-
        (v)      "Limitation Year" .........................................-10-
        (w)      "Member" ..................................................-10-
        (x)      "Normal Retirement Date" ..................................-10-
        (y)      "Participating Company" ...................................-10-
        (z)      "Period of Service" .......................................-10-
        (aa)     "Period of Severance" .....................................-12-
        (bb)     "Plan" ....................................................-12-
        (cc)     "Plan Year" ...............................................-12-
        (dd)     "Related Entity" ..........................................-12-
        (ee)     "Service"   ...............................................-13-
        (ff)     "Severance Date" ..........................................-13-
        (gg)     "Trust Agreement" .........................................-14-
        (hh)     "Trustee" .................................................-14-
        (ii)     "Valuation Date" ..........................................-14-
        (jj)     "Voluntary Contribution" ..................................-14-

2.      ADMINISTRATION OF THE PLAN..........................................-15-
        (a)      ERISA Reporting and Disclosure by Administrator.  .........-15-
        (b)      Committee.   ..............................................-15-
        (c)      Multiple Capacities.  .....................................-15-

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        (d)      Committee Powers.   .......................................-15-
        (e)      Allocation of Fiduciary Responsibility.  ..................-16-
        (f)      Claims.  ..................................................-17-
        (g)      Fiduciary Compensation.  ..................................-18-
        (h)      Plan Expenses.  ...........................................-19-
        (i)      Fiduciary Insurance.  .....................................-19-
        (j)      Indemnification.  .........................................-19-

3.      PARTICIPATION IN THE PLAN...........................................-19-
        (a)      Initial Eligibility.  .....................................-19-
        (b)      Ineligible Employees.......................................-21-
        (c)      Commencement of Participation.  ...........................-22-
        (d)      Termination and Requalification.  .........................-22-
        (e)      Termination of Membership.  ...............................-23-
        (f)      Transfers.  ...............................................-23-

4.      CONTRIBUTIONS.......................................................-23-
        (a)      Salary Deferral Contributions.  ...........................-23-
        (b)      Salary Deferral Contribution Limitations.  ................-25-
        (c)      Salary Deferral Account.  .................................-26-
        (d)      Compliance with Salary Deferral Discrimination Tests.......-26-
        (e)      Participating Company Contributions.  .....................-31-
        (f)      Employer Contribution Account.  ...........................-32-
        (g)      Compliance with Participating Company Matching Contribution
                  Discrimination Tests......................................-32-
        (h)      Rollovers.  ...............................................-38-
        (i)      Rollover Account.  ........................................-38-
        (j)      "Failsafe" Contributions.  ................................-38-
        (k)      Payroll Taxes.  ...........................................-39-

5.      MAXIMUM CONTRIBUTIONS AND BENEFITS..................................-39-
        (a)      Defined Contribution Limitation.  .........................-39-
        (b)      Combined Limitation.  .....................................-40-
        (c)      Combined Limitation Computation.  .........................-40-
        (d)      Definition of "Compensation" for Code Limitations..........-43-

6.      ADMINISTRATION OF FUNDS.............................................-44-
        (a)      Investment Control.  ......................................-44-
        (b)      Member Elections.  ........................................-45-
        (c)      Life Insurance Investment Category.  ......................-46-
        (d)      No Member Election.  ......................................-48-
        (e)      Facilitation.  ............................................-48-
        (f)      Valuations.  ..............................................-48-
        (g)      Allocation of Gain or Loss.  ..............................-48-
        (h)      Provisions Optional.  .....................................-49-
        (i)      Bookkeeping.  .............................................-49-

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7.      BENEFICIARIES AND DEATH BENEFITS....................................-49-
        (a)      Designation of Beneficiary.  ..............................-49-
        (b)      Beneficiary Priority List.  ...............................-50-

8.      BENEFITS FOR MEMBERS................................................-50-
        (a)      Retirement Benefit.........................................-50-
        (b)      Death Benefit..............................................-51-
        (c)      Disability Benefit.  ......................................-52-
        (d)      Termination of Employment Benefit..........................-52-
        (e)      Recognition of Forfeitures.  ..............................-55-

9.      DISTRIBUTION OF BENEFITS............................................-55-
        (a)      Commencement.  ............................................-55-
        (b)      Benefit Form...............................................-56-
        (c)      Account Balances Less Than $3,500.  .......................-57-
        (d)      Definitions.  .............................................-57-
        (e)      Withholding.  .............................................-57-
        (f)      Rollover Election.  .......................................-57-
        (g)      Super 8 Employees' Option.  ...............................-58-

10.     IN-SERVICE DISTRIBUTIONS............................................-60-
        (a)      Age 59-1/2.  ..............................................-60-
        (b)      Hardship.  ................................................-61-
        (c)      Need.......................................................-61-
        (d)      Satisfaction of Need.  ....................................-61-
        (e)      Limitation.  ..............................................-62-
        (f)      Withdrawal of Voluntary Contributions......................-62-

11.     LOANS...............................................................-63-
        (a)      Committee Discretion.  ....................................-63-
        (b)      Minimum Requirements.  ....................................-63-
        (c)      Accounting.  ..............................................-65-

12.     TITLE TO ASSETS.....................................................-65-

13.     AMENDMENT AND TERMINATION...........................................-65-
        (a)      Amendment.  ...............................................-65-
        (b)      Termination.  .............................................-66-
        (c)      Conduct on Termination.  ..................................-66-
        (d)      Procedure for Plan Amendment. .............................-67-

14.     LIMITATION OF RIGHTS................................................-67-
        (a)      Alienation.  ..............................................-67-
        (b)      Qualified Domestic Relations Order Exception.  ............-67-
        (c)      Employment.  ..............................................-68-

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15.     MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN ASSETS.................-68-

16.     PARTICIPATION BY RELATED ENTITIES...................................-68-
        (a)      Commencement.  ............................................-68-
        (b)      Termination.  .............................................-69-
        (c)      Single Plan.  .............................................-69-
        (d)      Delegation of Authority.  .................................-69-

17.     TOP-HEAVY REQUIREMENTS..............................................-69-
        (a)      General Rule.  ............................................-69-
        (b)      Definitions.  .............................................-69-
        (c)      Combined Benefit Limitation.  .............................-73-
        (d)      Vesting.  .................................................-73-
        (e)      Minimum Contribution.  ....................................-74-

18.     MISCELLANEOUS.......................................................-75-
        (a)      Incapacity.  ..............................................-75-
        (b)      Reversions.  ..............................................-75-
        (c)      Employee Data.  ...........................................-76-
        (d)      Law Governing.  ...........................................-76-
        (e)      Pronouns.  ................................................-76-
        (f)      Interpretation.  ..........................................-77-

19.     COMPANY STOCK.......................................................-77-
        (a)      Voting of Company Stock. ..................................-77-
        (b)      Securities Laws.  .........................................-77-
        (c)      Tender Offers.  ...........................................-78-
        (d)      Confidentiality Procedures.  ..............................-79-
        (e)      Employer Securities.  .....................................-79-
        (f)      Company Stock.  ...........................................-80-

                                HFS INCORPORATED
                              EMPLOYEE SAVINGS PLAN

     HFS Incorporated (formerly known as Hospitality Franchise Systems, Inc.), a Delaware corporation (the "Company"), heretofore effective July 2, 1990, adopted a Section 401(k) profit sharing plan, the HFS Incorporated Employee Savings Plan, to provide individuals who shall qualify as Members hereunder with an additional source of retirement income for themselves or survivor benefits for their beneficiaries by affording them an opportunity to increase their savings on a tax-favored basis. On July 16, 1991, the Company adopted a First Amendment to the Plan, on May 4, 1992, the Company adopted a Second Amendment to the Plan, on December 8, 1993, the Company adopted a Third Amendment to the Plan, on March 28, 1994 the Company adopted a Fourth Amendment to the Plan, on August 31, 1994 the Company adopted a Fifth Amendment to the Plan, and on September 29, 1995 the Company adopted a Sixth Amendment to the Plan. Effective January 1, 1996, the Company has decided to further amend the Plan by restating it in its entirety, as permitted in accordance with Section 13(a) of the Plan.
1.      DEFINITIONS

     (a) "Account" shall mean on any date of determination the value of a Member's share of the Fund.
                 (i) "Salary Deferral Account" shall mean the portion of the Member's Account derived from Participating Company contributions under subsection 4(a).
                 (ii) "Rollover Account" shall mean the portion of the Member's Account derived from amounts transferred to the Fund under subsection 4(h).
                 (iii) "Employer Contributions Account" shall mean the portion of the Member's Account derived from Participating Company contributions under subsection 4(e).

                 (iv) "Voluntary Contribution Account" shall mean the portion of the Member's Account derived from Voluntary Contributions made to the Century 21 Real Estate Corporation Savings and Investment Plan.
        (b) "Administrative Committee" or "Committee" shall mean the individual or group of individuals designated pursuant to subsection 2(b) to control and manage the operation and administration of the Plan to the extent set forth herein.
        (c) "Administrator" or "Plan Administrator" shall mean the Company.
        (d) "Annual Additions" shall mean the sum for any Limitation Year of (i) employer contributions, (ii) employee contributions, (iii) forfeitures and (iv) amounts described in Sections 415(l)(1) and 419A(d)(2) of the Code, which are allocated to the account of a Member under the terms of a plan subject to
Section 415 of the Code. "Annual Additions" shall include excess contributions as defined in Section 401(k)(8)(B) of the Code, excess aggregate contributions as defined in Section 401(m)(6)(B) of the Code and excess deferrals as described in Section 402(g) of the Code, regardless of whether such amounts are distributed or forfeited. "Annual Additions" shall not include contributions made under subsection 4(h).
       (e) "Board of Directors" shall mean the Board of Directors of the Company.
        (f) "Break in Service" shall mean a Period of Severance.
        (g) "Code" shall mean the Internal Revenue Code of 1986, and the same as may be amended from time to time.
        (h) "Company" shall mean HFS Incorporated (formerly known as Hospitality Franchise Systems, Inc.) a Delaware corporation.

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        (i) "Compensation"  means all of each Member's regular or base salary or wages (including overtime). On or prior to March 31, 1996, Compensation shall include bonuses for all Nonhighly Compensated Employees. Effective April 1, 1996, Compensation shall not include bonuses for any Employees. Compensation shall not include stock option payments, severance pay, nor any allowances or reimbursements such as car allowances, relocation expenses or any other forms of compensation other than base salary or wages.
                 Compensation shall include only that compensation which is actually paid to the Member during the applicable period. Except as provided elsewhere in this Plan, the applicable period shall be the Plan Year.
                 Notwithstanding the above, Compensation shall include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code Sections 125, 402(a)(8), 402(h) or 403(b).
                 For Plan Years beginning (within each applicable calendar year) after December 31, 1993, the annual Compensation of each Member taken into account under the Plan for any year shall not exceed $150,000, as adjusted at the same time and in the same manner as under Code Section 415(d). In determining the Compensation of a Member for purposes of this limitation, the rules of Code Section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Member and any lineal descendants of the Member who have not attained age nineteen (19) before the close of the year. If the above-referenced limitation is exceeded due to the family aggregation rules, the permissible Compensation up to the limitation shall be prorated among family members prorata to their Compensation.
                 If a short Plan Year is created because of an amendment changing the Plan Year to a different twelve (12) consecutive month period, Compensation shall be pro-rated based on the following formula:

                     Number of Months in the short Plan Year
                     ---------------------------------------
                                       12

        In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which compensation is determined (determination period), beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).
        For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

        If Compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.
        (j) "Disability" shall mean a medically determinable physical or mental impairment of a permanent nature which prevents a Member from performing his customary employment duties without endangering his health.
        (k) "Effective Date" and "Original Effective Date" The "Effective Date" of this Plan shall mean January 1, 1996. The "Original Effective Date" of this Plan shall mean July 2, 1990.
        (l) "Employee" shall mean each and every person employed by a Participating Company or a Related Entity. The term "Employee" shall also include a person who is a "leased employee" with respect to the Company or
Related Entity. No person who is a "leased employee" shall be eligible to participate in this Plan. "Leased employee" shall mean any person who is not an Employee but who provides services to the Company or Related Entity if:
                 (a) such services are provided pursuant to an agreement between the Company or Related Entity and any leasing organization;
                 (b) such person has performed services for the Company or Related Entity (or for the Company or Related Entity and any related person within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year; and
                 (c) the services are of a type historically performed by employees in the business field of the Company or Related Entity.
               A  "leased  employee"  shall be  treated  as an  Employee  of the
Company or Related Entity; however, contributions or benefits provided by the leasing organization which are attributable to services performed for the Company or Related Entity shall be treated as provided by the Company or Related Entity. A "leased employee" shall not be treated as an Employee if such "leased employee" is covered by a money purchase pension plan of the leasing organization, and the number of leased employees does not constitute more than twenty percent (20%) of the Company or Related Entity's Non-Highly Compensated work force as defined by Section 414(n)(5)(C) of the Code. The money purchase pension plan of the leasing organization must provide benefits equal to or greater than: (1) a non-integrated employer contribution rate of at least ten percent (10%) of compensation, (2) immediate participation, and (3) full and immediate vesting.
        (m) "Entry Date" Effective January 1, 1992 and thereafter, "Entry Date" shall mean the first day of each Plan Year and the first day of the fourth, seventh and tenth months of the Plan Year. For the Plan's first Plan Year, the Entry Dates shall be July 2, 1990 and September 1, 1990. For the Plan's 1991 Plan Year, the Entry Dates shall fall on the first day of the fourth, seventh and tenth months.
        (n) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the same as may be amended from time to time.

        (o) "Family Member" as defined in Code Section 414(q)(6)(B) shall mean the spouse, lineal ascendants and descendants and the spouses of such lineal ascendants or descendants, of either a 5% owner of the Employer as defined in
Section 416(i) of the Code, or one of the top ten paid Employees of the Employer.
        (p) "Fiduciary" shall mean a person who, with respect to the Plan, (i) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control with respect to management or disposition of the Plan's assets, (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan, or has any authority or responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan.
        (q) "Fund" shall mean the assets of the Plan. All Investment Categories shall be part of the Fund.
        (r) "Highly Compensated Employee" includes Highly Compensated active Employees and Highly Compensated former Employees.
                 A Highly Compensated active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year:
                 (i)received Compensation from the Employer in excess of $85,485 (as adjusted pursuant to Section 415(d) of the Code);
                 (ii) received Compensation from the Employer in excess of $56,990 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or

                 (iii) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code.
        The term Highly Compensated Employee also includes:
                 (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most Compensation from the Employer during the determination year; and
                 (ii) Employees who are 5 percent owners at any time during the look-back year or determination year.
        If no officer has satisfied the Compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.
        For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.
        A Highly Compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a Highly Compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.
        If an Employee is, during a determination year or lookback year, a Family Member of either a 5 percent owner who is an active or former Employee or a Highly Compensated

Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the Family Member and the 5 percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the Family Member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the Family Member and 5 percent owner or top-ten Highly Compensated Employee.
        The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.
        (s) "Hour of Service" shall mean each hour (i) for which an Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or a Related Entity for the performance of duties or (ii) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by a Participating Company or a Related Entity. These hours shall be credited to the Employee for the period or periods in which the duties were performed or to which the award or agreement pertains irrespective of when payment is made. For purposes of this subsection, the regulations issued by the Secretary of Labor at 29 CFR 2530.200b-2(b) and (c) are incorporated by reference. Nothing herein shall be construed as denying an Employee credit for an "Hour of Service" if credit is required by separate federal law.
        (t) "Investment Category" shall mean any separate investment fund which is made available under the terms of the Plan.

        (u)      "Investment Manager" shall mean any Fiduciary who:
                 (i) has the power to manage, acquire, or dispose of any asset of the Plan;
                 (ii) is:
                          (A) registered as an investment adviser under the Investment Advisers Act of 1940;
                          (B)       a bank, as defined in that Act; or
                          (C) an insurance company qualified to perform services described in subsection 1(u)(i) above under the laws of more than one state; and
                 (iii) has acknowledged in writing that he is a Fiduciary with respect to the Plan.
        (v) "Limitation Year" shall mean the consecutive twelve-month period commencing on January 1 and ending on December 31.
        (w) "Member" shall mean each and every Employee of a Participating Company who satisfies the requirements for participation under Section 3 hereof or who has an Account held under the Plan.
        (x) "Normal Retirement Date" shall mean the date on which a Member attains age 65.
        (y) "Participating Company" shall mean any Related Entity with respect to the Company which adopts this Plan pursuant to Section 16. The term shall also include the Company, unless the context otherwise requires.
        (z) "Period of Service" shall mean the period of time commencing on the date on which an Employee first is credited with an Hour of Service or, if applicable, the first date following a Period of Severance on which an Employee is credited with an Hour of Service, and ending on the next following Severance Date. Notwithstanding the foregoing, for purposes of eligibility to participate under Section 3, a Period of Severance of less than one year shall be included in a Period of Service. Furthermore, "Period of Service" shall include the period of time during which the Employee is absent from work, up to the first anniversary of the date on which such absence began, (i) by reason of the Employee's pregnancy, (ii) by reason of the birth of the Employee's child, (iii) by reason of the placement of a child with such Employee in connection with an adoption of such child by the Employee or (iv) for purposes of caring for a child for a period beginning immediately following birth or placement. Unless expressly provided otherwise herein, for purposes of any computation of Years of Service or Breaks in Service, the computation period for determining a Year of Service or a Break in Service shall commence on the date an Employee first performs an Hour of Service and each annual anniversary thereof. Unless otherwise provided herein, the computation period applicable to a former employee of a company, the stock or assets of which are acquired by a Participating Company, and who became an Employee of the Company as of the date of consummation of such acquisition, shall commence as of the date of consummation of such acquisition. Service shall include an Employee's Period of Service with Prime Motor Inns, Inc. and its affiliates prior to July 2, 1990 if such Employee was employed by a Participating Company on such date. The computation period applicable to a former Employee of Century 21 Real Estate Corporation who became an Employee of the Company on August 1, 1995 shall commence as of the date such Employee first performed an Hour of Service for Century 21 Real Estate Corporation. The computation period applicable to a former Employee of a Related Entity that is not a

Participating Company who transfers to the employ of the Company pursuant to subsection 3(f) such that participation in the Plan is available to him shall commence as of the date he first performed an Hour of Service for the Related Entity. Notwithstanding the foregoing, for purposes of subsection 4(e), if an Employee has previously had any Breaks in Service, Service shall include only that Period of Service commencing subsequent to such Breaks in Service.
        (aa) "Period of Severance" shall mean the period of time commencing on an Employee's Severance Date and ending on the date on which the Employee first again is credited with an Hour of Service.
        (bb) "Plan" shall mean HFS Incorporated Employee Savings Plan as set forth herein as of the Effective Date and the same as may be amended from time to time.
        (cc) "Plan Year" shall mean the consecutive twelve-month period commencing on January 1 and ending on December 31. The first "Plan Year" shall begin July 2, 1990 and end December 31, 1990.
        (dd) "Related Entity" shall mean (i) all corporations which are members with a Participating Company in a controlled group of corporations within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and (e)(3)(c) of the Code, (ii) all trades or businesses (whether or not incorporated) which are under common control with a Participating Company as determined by regulations promulgated under Section 414(c) of the Code, (iii) all trades or businesses which are members of an affiliated service group with a Participating Company within the meaning of Section 414(m) of the Code and (iv) any other entity required to be aggregated with a Participating Company in accordance with regulations under Section 414(o) of the Code; provided, however, for purposes of Section 5, the definition shall be modified to substitute the phrase "more than 50%" for the phrase "at least 80%" each place it appears in Section 1563(a)(1) of the Code. Furthermore, for purposes of crediting Hours of Service for eligibility to participate and vesting, Service performed as a leased employee, within the meaning of Section 414(n) of the Code, of a Participating Company or a Related Entity shall be treated as Service performed for a Participating Company or a Related Entity. An entity is a Related Entity only during those periods in which it is included in a category described in this subsection.
        (ee) "Service"  shall mean the sum of an Employee's  Periods of Service.
Service is measured in completed years, months and days, where 365 days (366 days in a leap year) of Service equal one Year of Service and a Month of Service shall be the period commencing on any day in a month and ending on the day preceding the day in the next calendar month with the same numerical value as the commencement date; for example, one Month of Service commencing on September 15 would end on October 14.
        (ff) "Severance Date" shall mean the earlier of (i) the date an Employee quits, is discharged, retires or dies or (ii) the first anniversary of the date an Employee is absent from the employ of the Company and all Related Entities for any reason other than an approved leave of absence granted in writing by the Company according to a uniform rule applied without discrimination provided the Employee returns to the employ of the Company or a Related Entity upon completion of the leave. Notwithstanding the foregoing, an Employee who terminates Service to enter the military service of the United States shall not suffer a Severance Date as of such date provided (i) such Employee's rights are protected by federal law and (ii) such Employee returns to employment with the Company or a Related Entity within the period required by law for preservation of his rights. Under such circumstances, an Employee shall receive credit for Service for his entire period of absence. If the Employee does not return to Service within the time prescribed by law, then the date he terminated employment shall be his Severance Date. In addition, for purposes of subsection l(f), an Employee shall not suffer a Severance Date until the second anniversary of the date on which such Employee is absent from work
(i) by reason of the Employee's pregnancy, (ii) by reason of the birth of the Employee's child, (iii) by reason of the placement of a child with such Employee in connection with an adoption of such child by the Employee or (iv) for purposes of caring for a child for a period beginning immediately following birth or placement.
        (gg) "Trust Agreement" shall mean the agreement between the Company and the Trustee under which the Fund is held.
        (hh) "Trustee" shall mean such person, persons or corporate fiduciary designated pursuant to subsection 6(a) to manage and control the Fund pursuant to the terms of the Plan and the Trust Agreement.
        (ii) "Valuation Date" shall mean the last business day of each month in the Plan Year. If the Fund or any Investment Category is invested in a manner which permits daily valuation of the portion of a Member's Account held therein without incremental cost or the Committee otherwise directs, then the date of liquidation of a Member's investment therein for distribution or reinvestment shall also be a "Valuation Date".
        (jj) "Voluntary Contribution" shall mean any contribution made to the Century 21 Real Estate Corporation Savings and Investment Plan by a Member that was included in the

Member's gross income in the year in which it was made and that is maintained under a separate account to which earnings and losses are allocated.

2.      ADMINISTRATION OF THE PLAN
        (a) ERISA Reporting and Disclosure by Administrator. The Administrator shall file all reports and distribute to Members and beneficiaries reports and other information required under ERISA and the Code.
        (b) Committee. The Company, through its Board of Directors, shall designate an Administrative Committee which shall have the authority to control and manage the operation and administration of the Plan. If the Committee consists of more than two members, it shall act by majority vote. The Committee may (i) delegate all or a portion of the responsibilities of controlling and managing the operation and administration of the Plan to one or more persons and
(ii) appoint agents, investment advisers, counsel, or other representatives to render advice with regard to any of its responsibilities under the Plan. The Board of Directors may remove, with or without cause, the Committee or any Committee member. The Committee may remove, with or without cause, any delegate or adviser designated by it.
        (c) Multiple Capacities. Any person may serve in more than one fiduciary capacity (including service both as Trustee and Committee member).
        (d) Committee Powers. The responsibility to control and manage the operation and administration of the Plan shall include, but shall not be limited to, the performance of the following acts:

                 (i) the filing of all reports required of the Plan, other than those which are the responsibility of the Administrator;
                 (ii) the distribution to Members and beneficiaries of all reports and other information required of the Plan, other than reports and information required to be distributed by the Administrator;
                 (iii) the keeping of complete records of the administration of the Plan;
                 (iv) the promulgation of rules and regulations for the adminis-tration of the Plan consistent with the terms and provisions of the Plan; and
                 (v) the exclusive discretionary authority and power to determine eligibility for benefits and to construe the terms and provisions of the Plan, determine questions of fact and law arising under the Plan, direct disbursements pursuant to the Plan, and exercise all other powers specified herein or which may be implied from the provisions hereof. The Committee may adopt such rules for the conduct of the administration of the Plan as it may deem appropriate.
        (e) Allocation of Fiduciary Responsibility. The Board of Directors, the Administrator, the Committee, the Trustee and the Investment Manager (if any) possess certain specified powers, duties, responsibilities and obligations under the Plan and the Trust Agreement. It is intended under this Plan and the Trust Agreement that each be responsible solely for the proper exercise of its own functions and that each not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its fiduciary duty or for breach of duty by another Fiduciary under ERISA's rules of co-fiduciary responsibility. In general:

                 (i) the Board of Directors is responsible for appointing and removing the Committee and the Trustee and for amending or terminating the Plan and the Trust Agreement;
                 (ii) the Committee is responsible for administering the Plan, for adopting such rules and regulations as in the opinion of the Committee are necessary or advisable to implement and administer the Plan and to transact its business, and for providing a procedure for carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA and the Code;
                 (iii) the Administrator is responsible for discharging the statutory duties of a plan administrator under ERISA and the Code;
                 (iv) the Trustee and the Investment Manager are responsible for the management and control of the respective portions of the Fund over which they have control to the extent provided in the Trust Agreement; and
                 (v) the Fiduciary appointing an Investment Manager is responsible for the appointment and retention of the Investment Manager.
        (f) Claims. If, pursuant to the rules, regulations or other interpretations of the Plan, the Committee denies the claim of a Member or beneficiary for benefits under the Plan, the Committee shall provide written notice, within 90 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:
                 (i)      the specific reasons for such denial;
                 (ii) the specific reference to the Plan provisions on which the denial is based;

                 (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or infor-mation is needed; and
                 (iv) an explanation of the Plan's claim review procedure and the time limitations of this subsection applicable thereto.
        A Member or beneficiary whose claim for benefits has been denied may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefore and the specific Plan references on which it is based.
        (g) Fiduciary Compensation. A Committee member, delegate, or adviser who already receives full-time pay from the Company or a Related Entity shall serve without compensation for his services as such, but he shall be reimbursed pursuant to subsection 2(h) for any reasonable expenses incurred by him in the administration of the Plan. A Committee member, delegate, or adviser who is not already receiving full-time pay from the Company may be paid such reasonable compensation as shall be agreed upon.

        (h) Plan Expenses. All expenses of administration of the Plan may be paid by the Company. If the Company does not pay such expenses, then they shall be paid out of the Fund.
        (i) Fiduciary Insurance. If the Committee so directs, the Plan shall purchase insurance to cover the Plan from liability or loss occurring by reason of the act or omission of a Fiduciary provided such insurance permits recourse by the insurer against the Fiduciary in the case of a breach of duty by such Fiduciary.
        (j) Indemnification. The Company shall indemnify and hold harmless to the maximum extent permitted by its by-laws each Fiduciary who is an Employee or who is an officer or director of any Participating Company or any Related Entity from any claim, damage, loss or expense, including litigation expenses and attorneys' fees, resulting from such person's service as a Fiduciary of the Plan provided the claim, damage, loss or expense does not result from the Fiduciary's gross negligence or intentional misconduct.

3.      PARTICIPATION IN THE PLAN
                 (a)  Initial  Eligibility.  (i) Each and  every  Employee  of a
Participating Company who has attained age twenty-one (21), was employed on or before September 1, 1990, and was not excluded under subsection 3 (b) shall be eligible and shall qualify to participate in the Plan on either the Original Effective Date or September 1, 1990. Each and every other Employee hired after September 1, 1990, and not excluded under subsection 3(b) shall be eligible and shall qualify to participate in the Plan on the Entry Date next following both attainment by such Employee of age twenty-one (21) and completion by such Employee of six (6) months of Service, provided he is then employed by a Participating Company.
                          (ii)     Effective as of the date any such acquisition
is consummated (the "Acquisition Date"), and except as provided below, former "regular" Employees of a company (the "Acquired Company"), the stock or assets of which are acquired by a Participating Company, who become Employees of the Company as of the Acquisition Date shall be eligible and shall qualify to participate in the Plan on (A) the Acquisition Date, provided each such Employee completed six (6) months of Service with the Acquired Company on or prior to the Acquisition Date, or (B) the Entry Date next following completion by each such Employee of six (6) months of Service as a "regular" Employee, subject to the provisions below.
                          (iii)   Notwithstanding the foregoing, if the Acquired
Company continues to maintain a plan qualified under Section 401(a) of the Code after the Acquisition Date, former employees of the Acquired Company shall not be eligible to participate in the Plan until such other qualified plan is no longer maintained.
                          (iv)     INTENTIONALLY OMITTED.
                          (v)      INTENTIONALLY OMITTED.
                          (vi)     For  purposes  of this Section 3, a "regular"
Employee is an Employee whose terms and conditions of employment dictate that he complete (or completed, as the case may be) at least twenty (20) Hours of Service per calendar week. Furthermore, for purposes of satisfying the eligibility requirements stated in subsection 3(a)(ii)(B) of said Section, Service performed prior to February 1, 1992 for Days Inns of America, Inc. and

Service performed prior to May 1, 1993 for Super 8 Motels, Inc. shall count toward the completion of the Plan's initial eligibility period.
                          (vii)   The age requirement for eligibility to partic-
ipate in the Plan stated in subsection 3 (a) (i) hereinabove is waived for those Employees who were regular Employees of Days Inns of America, Inc. on January 31, 1992 and then became regular Employees of the Company on February 1, 1992, for those Employees who were regular Employees of Super 8 Motels, Inc. on April 30, 1993 and then became regular Employees of the Company on May 1, 1993 and for those Employees who were regular employees of Casino & Credit Ser-vices, Inc. on May 10, 1995 and then became regular Employees of the Company on May 11, 1995. Each and every other Employee remains subject to the eligibility requirements as stated in subsection 3(a)(i).
                 (b)   Ineligible Employees
                       (i)   Collective Bargaining Agreement.  No Employee whose
terms and conditions of employment are determined by a collective bargaining agreement between employee representatives and a Participating Company shall be eligible or qualify for participation unless such collective bargaining agreement provides to the contrary, in which case such Employee shall be eligible or shall qualify for participation upon compliance with such provisions for eligibility or participation as such agreement shall provide; except that no Employee who has selected, or in the future selects, a union shall become ineligible during the period between his selection of the union and the execution of the first collective bargaining agreement which covers him.

     (ii) Certain Related Entities. No Employee of a Related Entity which is not a Participating Company shall be eligible or qualify for participation. This category includes any former clerical employee of the Atlanta branch of Days Inn of America, Inc. who did not become an Employee of the Company pursuant to the asset purchase on February 1, 1992.

     (iii) Part-time Employees. No Employee whose terms and conditions of employment are such that he is scheduled to completed less than 20 Hours of Service per week shall be eligible nor qualify for participation.

     (iv) Temporary/Seasonal Employees. No Employee hired on a temporary or seasonal basis shall be eligible nor qualify for participation.

     (v) Cooperative Students. No Employee who is participating in a cooperative student program with a Participating Company shall be eligible or qualify for participation.

                 (c) Commencement of Participation. An Employee who satisfies all the requirements for eligibility under subsection 3(a) and who is not excluded under subsection 3(b) shall become a Member on the Entry Date following his timely election authorizing amounts be withheld from his Compensation and be credited to his Salary Deferral Account.

                 (d) Termination and Requalification. An Employee who has satisfied the service requirement of subsection 3(a) applicable to him and who subsequently becomes ineligible for any reason shall requalify for participation on the date on which he is next credited with an Hour of Service in an eligible job classification or, if applicable, on the Entry Date after which he satisfies the age requirement.

                 (e) Termination of Membership. An Employee who becomes a Member shall remain a Member as long as he has an Account held under the Plan.
                 (f) Transfers. An Employee excluded from participation pursuant to subparagraphs 3(b)(iii), (iv) or (v) shall be eligible to qualify for participation on the Entry Date next following completion of the requirements of subparagraph 3(a)(i) hereof upon his transfer to an eligible classification of Employee. Service performed while a member of an ineligible classification shall count towards the satisfaction of said requirements. Furthermore, an Employee of a Related Entity excluded from participation pursuant to subparagraph 3(b)(ii) who is transferred to the employ of a Participating Company shall be eligible to participate in the Plan in accordance with the terms of subparagraph 3(a)(i); for purposes of crediting eligibility Service for such an Employee, all Service performed for the Related Entity shall be counted as Service for a Participating Company.

4.      CONTRIBUTIONS

     (a) Salary Deferral Contributions. Each Employee who becomes eligible to participate may elect that his Participating Company contribute on his behalf any whole percentage of his Compensation, as he shall elect, subject to the following rules:

                 (i) Amount. Effective January 1, 1994, the amount of contribution which may be specified shall be determined by the Committee and may be changed from time to time, but for the first Plan Year and for each subsequent Plan Year prior to the beginning of which the Committee does not announce a different maximum or minimum, a Member may specify any amount equal to any whole percentage of his Compensation, not to exceed 15% thereof and not less than 1% thereof.
                 (ii) Change. A Member may change the specified percentage from time to time by making a revised election; the frequency with which such changes are allowed shall be specified in rules established by the Committee, which rules shall permit a change no less often than annually.
                 (iii) Suspension. A Member may suspend his election at any time with sufficient notice given to the Committee, as specified in rules established by the Committee. A Member who suspends his election may not again have the Participating Company contribute a percentage of his compensation until the next applicable change date pursuant to subsection 4(a)(ii).
                 (iv) Salary Reduction. A Member's pay for a Plan Year shall be reduced by the amount of the contribution that he elects for such Plan Year.
                 (v) Election. All elections shall be made at the time, in the manner, and subject to the conditions specified by the Committee, which shall prescribe uniform and nondiscriminatory rules for such elections. The Participating Companies shall pay over to the Fund all contributions made under this subsection with respect to a Plan Year no later than the earlier of 90 days after the date such contributions are deferred or 30 days after the last day of such Plan Year. Contributions made by Participating Companies under this subsection shall be allocated to the Salary Deferral Accounts of the Members from whose Compensation the contributions were withheld in an amount equal to the amount withheld. Such contribu-
tions shall be deemed to be employer contributions made on behalf of Members to a qualified cash or deferred arrangement (within the meaning of Section 401(k)(2) of the Code).
     (b) Salary Deferral Contribution Limitations. Contributions under subsection 4(a) shall be limited as provided below.
                 (i) Exclusion Limit. No Member shall be permitted to have Salary Deferral Contributions made under this Plan, or any other qualified plan maintained by the Company, during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect at the beginning of such taxable year. If the contribution under subsection 4(a) for a Member for any taxable year exceeds the limit set forth in Code Section 402(g), the Committee shall direct the Trustee to distribute the excess amount (plus any income and minus any loss allocable thereto, as calculated in accordance with subsection 4(d)(iv)) to the Member not later than April 15th following the close of such calendar year. If (A) a Member participates in another plan which includes a qualified cash or deferred arrangement, (B) such Member contributes in the aggregate more than the exclusion limit under subsection 4(a) of this Plan and the corresponding provisions of the other plan and (C) the Member notifies the Committee not later than March 1st following the close of such calendar year of the portion of the excess the Member has allocated to this Plan, then the Committee shall direct the Trustee to distribute to the Member not later than April 15th following the close of such calendar year the excess amount (plus any income and minus any loss allocable to such amount) which the Member allocated to this Plan.
                 (ii) Discrimination Test Limits. The Committee may limit the maximum amount of contribution for Members who are Highly Compensated Employees

(within the meaning of Section 414(q) of the Code) to the extent it determines that such limitation is necessary to keep the Plan in compliance with Section 401(a)(4) or Section 401(k)(3) of the Code. Any limitation shall be effective for all payroll periods following the announcement of the limitation. These limitations are also applicable for the first enrollment period from July 2, 1990 to September 1, 1990.
        (c) Salary Deferral Account. The salary deferral contributions allocated to a Member, as adjusted for investment gain or loss and income or expense, constitute such Member's Salary Deferral Account. A Member shall at all times have a nonforfeitable interest in the Salary Deferral Account portion of his Account.
        (d)      Compliance with Salary Deferral Discrimination Tests.
                 (i) Rule. In no event shall the "average actual deferral percentage" (as defined below) for Members who are Highly Compensated Employees (as defined in Section 414(q) of the Code) for any Plan Year bear a relationship to the "average actual deferral percentage" for Members who are not Highly Compensated Employees which does not satisfy either subsection 4(d)(i)(A) or (B) below.
                          (A)      The requirement shall be satisfied for a Plan
Year if the "average actual deferral percentage" for the group of Members who are Highly Compensated Employees that are eligible to make contributions under subsection 4(a)for any portion of the Plan Year is not more than the average actual deferral percentage" of all others who are eligible to make contributions under subsection 4(a) for any portion of the Plan Year multiplied by 1.25.

     (B) The requirement shall be satisfied for a Plan Year if (1) the excess of the "average actual deferral percentage" for the Members who are Highly Compensated Employees for the Plan Year that are eligible to make contributions under subsection 4(a) for any portion of the Plan Year over the "average actual deferral percentage" of all others who are eligible to make contributions for any portion of the Plan Year is not more than two percentage points and (2) the "average actual deferral percentage" for Members who are Highly Compensated Employees is not more than the "average actual deferral percentage" of all others eligible to make contributions under subsection 4(a) for any portion of the Plan Year multiplied by two.
                 (ii) Special Definition of Member. For purposes of this subsection 4(d), the term "Member" shall mean each Employee eligible to make contributions under subsection 4(a) at any time during a Plan Year.
                 (iii) Refund. If the relationship of the "actual deferral percentage" does not satisfy subsection 4(d)(i) for any Plan Year, then the Committee shall direct the Trustee to distribute the "excess contribution" (as defined below) for such Plan Year (plus any income and minus any loss allocable thereto as calculated in accordance with subsection 4(d)(iv)) by the last day of the following Plan Year to the Highly Compensated Employees on the basis of the respective portions of the "excess contribution" attributable to each, as determined under this subsection. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Company or Related Entity maintaining the Plan with respect to such amounts. The "excess contribution" for any Plan Year is the excess of the aggregate amount of Participating Company contributions paid over to the Fund pursuant to subsection 4(a) on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions permitted for Highly Compensated Employees under subsection 4(d)(i). The portion of the "excess contribution" attributable to a Highly Compensated Employee is determined by reducing contributions made on behalf of Highly Compensated Employees in order of "actual deferral percentages" for each such employee, beginning with the highest of such percentages, until the "excess contribution" is eliminated. "Excess contributions" shall be allocated to members who are subject to the family aggregation rules of Section 414(q)(6) of the Code in a manner prescribed by the regulations. Any refund made in accordance with this subsection to a Member shall be drawn from his Salary Deferral Account.
          The amount of "excess contributions" to be distributed shall be reduced by excess deferrals previously distributed pursuant to subsection 4(b)(i) for the taxable year ending in the same Plan Year. Furthermore, excess deferrals to be distributed for a taxable year pursuant to subsection 4(b)(i) will be reduced by "excess contributions" previously distributed pursuant to this subsection 4(d)(iii) hereof for the Plan Year beginning in such taxable year.
                 (iv)  Allocation  of  Income.   Excess  deferrals  and  "excess
contributions" shall be adjusted for any income or loss up to the date of distribution. The income or loss is the sum of: (1) income or loss allocable to the Member's Salary Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Member's excess deferrals and "excess contributions" for the year and the denominator of which is the Member's Salary Deferral Account balance; and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the

Member's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.
                 (v) Additional Definitions. The "average actual deferral percentage" for a specific group of Members for a Plan Year shall be the average of the "actual deferral percentage" for each Member in the group for such Plan Year. The "actual deferral percentage" for a particular Member for a Plan Year shall be the ratio of the amount of Participating Company contributions paid over to the Fund pursuant to subsection 4(a) for such Member to the Member's compensation for such Plan Year including, for Plan Years beginning after December 31, 1991, the Member's compensation prior to satisfying the eligibility requirements of Section 3. For this purpose, "compensation" means compensation for service performed for a Participating Company which is currently includable in gross income or which is excludable from gross income pursuant to an election under a qualified cash or deferred arrangement under Section 401(k) of the Code or a cafeteria plan under Section 125 of the Code.
                 (vi) Contributions Considered. A Member's salary deferral contributions will be taken into account under the actual deferral percentage test of this subsection 4(d) pursuant to Section 401(k)(3)(A) of the Code for a Plan Year only if it satisfies subsections 4(d)(vi)(A) and (B) below:
     (A) The salary deferral contributions relate to compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election);
     (B) The salary deferral contributions are allocated to the Employee as of a date within the Plan Year for which subsection 4(d)(i) applies. For this purpose, salary deferral contributions are considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the salary deferral contribution is actually paid to the trust no later than 12 months after the Plan Year to which the contribution relates.
                 (vii) Aggregation of Plans. In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then subsection 4(d)(i) shall be applied by determining the "contribution percentages" of Members as if all such plans were a single plan. Plans permissively  aggregated  pursuant  to this  subsection  must have the same Plan
Year.
                 (viii) Aggregation of Contributions. The "contribution percentage" for any member who is a Highly Compensated Employee for the Plan Year and who is eligible to have salary deferral contributions allocated to his account under two or more plans described in Section 401(a) of the Code that are maintained by a Participating Company or Related Entity shall be determined as if the total of such Member contributions were made under this Plan and each other plan. For purposes of this subsection, the contributions considered are those taken into account for each plan with a Plan Year ending with or within the same calendar year.

                 (ix) Special Rule. For purposes of determining the "actual deferral percentage" of a Member who is a Highly Compensated Employee, the contributions allocable to such member and "compensation" of such Member shall include the contributions allocable to Family Members and "compensation" of Family Members. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the "average actual deferral percentage" both for Members who are not Highly Compensated Employees and for Members who are Highly Compensated Employees. For the purpose of this subsection, a Family Member shall mean an individual described in Section 414(q)(6)(B) of the Code.
        (e) Participating Company Contributions. The Participating Companies shall contribute to the Fund in respect of each Member an Employer Contribution in accordance with the following schedule based upon the number of Months or Years of Service of the Member on the last day of the Plan Year:

                                  THE MATCHING
                 IF MONTHS OR YEARS OF                PERCENTAGE OF MEMBER
                 SERVICE AS OF THE LAST               SALARY DEFERRAL
                 DAY OF THE PLAN YEAR:                CONTRIBUTION IS:

                 Equal at least six
                 (6) Months of Service
                 but less than six (6)
                 Years of Service                               25

                 Equal at least six
                 (6) Years of Service
                 but less than eleven
                 (11) Years of Service                          35

                 Equal at least eleven
                 (11) or more Years of
                 Service                                        50

        The matching percentage shall be limited to a Member's Salary Deferral Contributions up to six percent (6%) of the Member's Compensation. The matching percentage of Member Salary Deferral Contributions shall be effective for Member Salary Deferral Contributions made on or after July 1, 1994. Participating Companies shall pay over to the Trustee all contributions under this subsection no later than the due date, including extensions, for filing the Participating Companies' federal income tax returns for the taxable year coincident with or within which the Plan Year with respect to which such contributions are to be made ended. Such contributions shall be allocated to the Employer Contribution Accounts of the Members with respect to whom they are made.
         (f) Employer Contribution Account. The allocations made to a Member under subsection 4(e) as adjusted for investment gain or loss and income or expense, constitute the Member's Employer Contribution Account. A Member shall have a nonforfeitable interest in the Employer Contribution Account portion of his Account to the extent provided under Section 8.
     (g) Compliance with Participating Company Matching Contributions Discrimination Tests.
                 (i) Rule. In no event shall the "average contribution percentage" (as defined below) for Members who are Highly Compensated Employees (as defined in Section 414(q) of the Code) for any Plan Year bear a relationship to the "average contribution percentage" for Members who are not Highly Compensated Employees which does not satisfy either subsection 4(g)(i)(A) or (B) below.

     (A) The  requirement  shall be  satisfied  for a Plan Year if the  "average contribution percentage" for the group of Members who are Highly Compensated Employees that are eligible to make contributions under subsection 4(a) for any portion of the Plan Year is not more than the "average contribution percentage" of all others who are eligible to make contributions under subsection 4(a) for any portion of the Plan Year multiplied by 1.25.
     (B) The requirement shall be satisfied for a Plan Year if (1) the excess of the "average contribution percentage,, for the Members who are Highly Compensated Employees for the Plan Year that are eligible to make contributions under subsection 4(a) for any portion of the Plan Year over the "average contribution percentage" of all others who are eligible to make contributions for any portion of the Plan Year is not more than two percentage points and (2) the "average contribution percentage" for Members who are Highly Compensated Employees is not more than the "average contribution percentage" of all others eligible to make contributions under subsection 4(a) for any portion of the Plan Year multiplied by two.
                 (ii) Refund. If the relationship of the "average contribution percentages" does not satisfy subsection 4(g)(i) for any Plan Year, then the Committee shall direct the Trustee to distribute the "excess aggregate contribution" (as defined below) for such Plan Year (plus any income and minus any loss allocable thereto including the period between the end of the Plan Year and the date of distribution or forfeiture) by the last day of the following Plan Year to the Highly Compensated Employees on the basis of the respective portions of the "excess aggregate contribution" attributable to each, as determined under this subsec-
tion. If such "excess aggregate contributions" are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the employer maintaining the Plan with respect to those amounts. The "excess aggregate contribution" for any Plan Year is the excess of the aggregate amount of Participating Company contributions allocated on a matching basis pursuant to subsection 4(e)(i) on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions which could be allocated to Highly Compensated Employees under subsection 4(g)(i). The portion of the "excess aggregate contribution" attributable to a Highly Compensated Employee is determined by reducing Participating Company contributions allocated to Highly Compensated Employees in order of "contribution percentages" for each such employee, beginning with the highest of such percentages, until the "excess aggregate contribution" is eliminated. "Excess aggregate contributions" shall be allocated to Members who are subject to the family aggregation rules of Section 414(q)(6) of the Code in a manner prescribed by the regulations. Any refund made to a Member in accordance with this subsection shall be drawn from his Employer Contribution Account. Notwithstanding the foregoing, if a Member does not have a 100% nonforfeitable right to his Employer Contribution Account under subsection 8(d)(ii), the forfeitable portion of any amount withdrawn from his Employer Contribution Account shall be forfeited and the vested portion shall be distributed to the Member.
     "Excess aggregate contributions" shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to "excess aggregate contributions" is the sum of: (1) income or loss allocable to the Member's account balance attributable to employer contributions pursuant to subsection 4(e)(i) for the Plan Year multiplied by a fraction, the numerator of which is such Member's "excess aggregate contributions" for the year and the denominator of which is the Member's account balance attributable to employer contributions pursuant to subsection 4(e)(i); and (2) ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month.
                 (iii) Allocation of Forfeitures. Any amounts forfeited by highly compensated employees under this subsection shall be applied to first decrease Participating Company contributions to be made pursuant to subsection 4(e), and then to increase discretionary Participating Company contributions. Notwithstanding the foregoing, no forfeiture arising under this subsection shall be allocated to the Account of any Highly Compensated Employee.
                 (iv) Additional Definitions. For purposes of this subsection 4(g), the term "Member" shall mean each Employee eligible to make contributions under subsection 4(a) at any time during a Plan Year. The "average contribution percentage" for a specific group of Members for a Plan Year shall be the average of the "contribution percentage" for each Member in the group for such Plan Year. The "contribution percentage" for a particular Member shall be the ratio of the amount of Participating Company contributions allocated to a Member pursuant to subsection 4(e)(i) for a Plan Year and paid over to the Fund no later than the end of the 12-month period beginning on the day after the close of the Plan Year to the Member's "compensation" for such Plan Year. For this purpose, "compensation" means compensation for service performed for a Participating Company which is currently includable in gross income or which is excludable from gross income pursuant to an election under a qualified cash or deferred arrangement under
Section 401(k) of the Code or a cafeteria plan under Section 125 of the Code.
                 (v) Aggregation of Contributions. The "contribution percentage" for any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to make after tax contributions to any plan subject to Section 415 of the Code maintained by a Participating Company or a Related Entity or to have Participating Company matching contributions within the meaning of Section 401(m)(4)(A) of the Code allocated to his account under two or more plans described in Section 401(a) of the Code that are maintained by a Participating Company or a Related Entity shall be determined as if the total of such Member contributions and Participating Company contributions was made under this Plan and each other plan.
                 (vi) Aggregation of Plans. In the event that this Plan satisfies the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then subsection 4(g)(i) shall be applied by determining the "contribution percentages" of Members as if all such plans were a single plan.
                 (vii) Special Rule. For purposes of determining the "contribution percentage" of a Member who is a Highly Compensated Employee, the contribution allocable to such Member pursuant to subsection 4(e)(i) and "compensation" of such Member shall include the contributions allocable to Family Members pursuant to subsection 4(e)(i) and

"compensation" of Family Members. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the "contribution percentage" both for Members who are not Highly Compensated Employees and for Members who are Highly Compensated Employees.
                 (viii) Multiple use. If either the "actual deferral percentage" or "actual contribution percentage" of the Highly Compensated Employees exceeds
1.25 multiplied by the "actual deferral percentage" and "actual contribution percentage" of the Non-highly Compensated Employees, then the Plan shall test for multiple use. Such test shall occur when the sum of the "actual deferral percentage" and "actual contribution percentage" pursuant to subsections 4(d) and 4(g), respectively, of the Highly Compensated Employees exceeds the "aggregate limit"; in such circumstances the "actual contribution percentage" of the Highly Compensated Employees will be reduced (beginning with such Highly Compensated Employee whose "actual contribution percentage" is the highest) so that the "aggregate limit" is not exceeded. The amount by which each Highly Compensated Employee's Contribution Account is reduced shall be treated as an "excess aggregate contribution". The "actual deferral percentage" and "actual contribution percentage" of the Highly Compensated Employees are determined after any corrections required to meet the "actual deferral percentage" and "actual contribution percentage" tests.
          For purposes of this subsection 4(g)(viii) "aggregate limit" shall mean the sum of (i) 125 percent of the greater of the "actual deferral percentage" of the Non-highly Compensated Employees for the Plan Year or the "actual contribution percentage" of Non-highly Compensated Employees under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement and (ii) the lesser of 200% or two plus the lesser of such "actual deferral percentage" or "actual contribution percentage". "Lesser" is substituted for "greater" in "(i)", above, and "greater" is substituted for "lesser after "two plus the" in "(ii)" if it would result in a larger "aggregate limit".
        (h) Rollovers. The Company may elect to provide all Employees, upon commencement of employment with the option of making a rollover contribution to the Trust Fund of all or any portion of the entire amount (including money or any other property acceptable to the Company and Trustee) which is attributable to distribution, satisfying either Code Sections 402(c), 403(a)(4), or 408(d)(3), provided such rollover contribution is received on or before the sixtieth (60th) day immediately following the date the Employee received such distribution from a qualified plan or conduit Individual Retirement Account or Annuity. Such rollover contributions shall not be considered Annual Additions.
        (i) Rollover Account. Any contribution under subsection 4(h), as adjusted for investment gain or loss and income or expense, shall constitute the Member's Rollover Account. A Member shall at all times have a nonforfeitable interest in the Rollover Account portion of his Account.
        (j) "Failsafe" Contributions. The Participating Companies may make a special contribution to be allocated among all Employees who were eligible to participate in the Plan during the Plan Year and who are not Highly Compensated Employees within the meaning of Section 401(k)(4) of the Code in proportion to their Compensation. The amount of the contribution shall not exceed the amount, determined by the Committee, necessary to satisfy the discrimination standards of Section 401(k)(3) of the Code. Any such contribution shall be treated as an addition to the Member's Salary Deferral Account and shall be subject to the vesting and distribution provisions of the Plan pertaining to elective contributions and the conditions described in Proposed Regulation 1.401(k) - l(b)(3) of the Code.
        (k) Payroll Taxes. The Participating Companies shall withhold from the Compensation of the Members and remit to the appropriate government agencies such payroll taxes and income withholding as the Company determines is or may be necessary under applicable statutes or ordinances and the regulations and rulings thereunder.

5.      MAXIMUM CONTRIBUTIONS AND BENEFITS
        (a) Defined Contribution Limitation. In the event that the amount allocable to a Member from contributions to the Fund in respect of any Plan Year would cause the Annual Additions allocated to any Member under this Plan plus the Annual Additions allocated to such Member under any other plan maintained by a Participating Company or a Related Entity to exceed for any Limitation Year the lesser of (i) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under subsection 415(b)(1)(A) of the Code for such Limitation Year) or
(ii) 25% of such Member's compensation (as defined in subsection 5(d)) for such Limitation Year, then such amount allocable to such Member shall be reduced by the amount of such excess to determine the actual amount of the contribution allocable to such Member in respect of such Plan Year. The excess amount allocable to a Member's Account shall be held in a suspense account and shall be used to reduce contributions allocable to the Member for the next Limitation Year (and succeeding Limitation Years as necessary) provided, however, that the Member is covered by the Plan as of the end of the Limitation Year. If the

Member is not covered by the Plan as of the end of the Limitation Year, then the excess amount shall be held unallocated in a suspense account and shall be allocated among all Employees eligible to make contributions under subsection 4(a) for such Limitation Year as an equal percentage of their Compensation for such Limitation Year. No excess amount may be distributed to a Member or former Member.
        If a short limitation year is created because of an amendment changing the Limitation Year to a different consecutive 12-month period, the defined contribution dollar limitation will be prorated based on the number of months in the short Limitation Year.
        (b) Combined Limitation. In addition to the limitation of subsection 5(a), if a Participating Company or a Related Entity maintains or maintained a defined benefit plan and the amount allocable to a Member with respect to any Plan Year would cause the aggregate amount allocated to any Member under all defined contribution plans maintained by all Participating Companies or Related Entities to exceed the maximum allocation as determined in subsection 5(c), then such amount allocable to such Member shall be reduced by the amount of such excess to determine the actual amount of the contribution allocable to such Member for such Plan Year. The excess amount with respect to any Member shall be held in accordance with subsection 5(a). Notwithstanding the foregoing, to the extent administratively feasible, the combined limitation shall be applied to the Member's benefit payable from the defined benefit plan prior to reduction of the Member's Annual Additions under this Plan.
     (c) Combined Limitation Computation. (i) The maximum allocation is the amount of Annual Additions which may be allocated to a Member's benefit without permit- ting the sum of the defined benefit plan fraction (as hereinafter defined) and the defined contribution plan fraction (as hereinafter defined) to exceed 1.0 for any Limitation Year. The defined benefit plan fraction applicable to a Member for any Limitation Year is a fraction, the numerator of which is the projected annual benefit of the Member under the plan determined as of the close of the Limitation Year and the denominator of which is the lesser of (1) the product of
1.25 multiplied by the maximum then permitted dollar amount of straight life annuity payable under the defined benefit plan maximum benefit provisions of the Code as a benefit commencing at the Member's social security retirement age or
(2) the product of 1.4 multiplied by the maximum permitted amount of straight life annuity, based on the Member's compensation, payable under the defined benefit plan maximum benefit provisions of the code as a benefit commencing at the Member's social security retirement age. For purposes of this subsection 5(c), a Member's projected annual benefit is equal to the annual benefit, expressed in the form of a straight life annuity, to which the Member would be entitled under the terms of the defined benefit plan based on the assumptions that (1) the Member will continue employment until reaching his social security retirement age (or current age, if later) at a rate of compensation equal to that for the Limitation Year under consideration and (2) all other relevant factors used to determine benefits under the plan for the Limitation Year under consideration will remain constant for future Limitation Years. The defined contribution plan fraction applicable to a Member for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions for all Limitation Years allocated to the Member as of the close of the Limitation Year and the denominator of which is the sum of the lesser, separately determined for each Limitation Year of the Member's employment with a Participating Company or Related Entity, of (1) the product of 1.25 multiplied by the maximum dollar amount of Annual Additions which could have been allocated to the Member under the Code for such Limitation Year or (2) the product of 1.4 multiplied by the maximum amount, based on the Member's compensation, of Annual Additions which could have been allocated to the Member for such Limitation Year.
                 (ii) Transitional Rule. Notwithstanding the above, if the Employee was a Member as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Participating Companies which were in existence on May 6, 1986, the denominator of the defined benefit fraction used in computing the combined limitation pursuant to 5(c)(i) hereof will not be less than 125 percent of the sum of the annual benefits under such plans which the Member had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.
          Furthermore, in computing the defined contribution plan fraction pursuant to 5(c)(i) hereof, if the Employee was a Member as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Participating Companies which were in existence on May 6, 1986, the numera- tor of the defined contribution fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.
        (d)      Definition of "Compensation" for Code Limitations.
        For purposes of the limitations on the allocation of Annual Additions to a Member and maximum benefits under a defined benefit plan as provided for in this Section 5, "compensation" for a Limitation Year shall mean the sum of (i) amounts paid by a Participating Company or a Related Entity to the Member with respect to personal services rendered by the Member, (ii) earned income of a self-employed person with respect to a Participating Company or a Related Entity, (iii) amounts received by the Member (A) through accident or health insurance or under an accident or health plan maintained or contributed to by a Participating Company or a Related Entity and which are includable in the gross income of the Member, (B) through a plan contributed to by a Participating Company or a Related Entity providing payments in lieu of wages on account of a Member's permanent and total disability, or (C) as a moving expense allowance paid by a Participating Company or a Related Entity and which are not deductible by the Member for federal income tax purposes; (iv) the value of a non-statutory stock option granted by a Participating Company or a Related Entity to the Member to the extent included in the Member's gross income for the taxable year in which it was granted; and (v) the value of property transferred by a Participating Company or a Related Entity to the Member which is includable in the Member's gross income due to an election by the Member under Section 83(b) of the Code. Compensation shall not include (i) contributions made by a Participating Company or Related Entity to a deferred compensation plan which, without regard to
Section 415 of the Code, are not includable in the Member's gross income for the taxable year in which contributed; (ii) Participating Company or Related Entity contributions made on behalf of Member to a simplified employee pension plan to the extent they are deductible by the Member under Section 219(b)(7) of the Code; (iii) distributions from a deferred compensation plan (except from an unfunded non-qualified plan when includable in gross income); (iv) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Member either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (v) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option; and (vi) other amounts which receive special tax benefits, such as premiums for group term life insurance (to the extent excludable from gross income) or Participating Company or Related Entity contributions towards the purchase of an annuity contract described in Section 403(b) of the Code.

6.      ADMINISTRATION OF FUNDS
        (a) Investment Control. The management and control of the assets of the Plan shall be vested in the Trustee designated from time to time by the Company through its Board of Directors; provided, however, the Company, through its Board of Directors, or the Trustee, may appoint one or more Investment Managers to manage, acquire or dispose of any assets of the Plan and the Committee may instruct the Trustee to establish Investment Categories for selection by the Members in accordance with the Plan, in which case the Committee may at any time add to or delete from the Investment Categories.
        (b) Member Elections. If Investment Categories are established, then in accordance with uniform rules of general application established by the Committee, each Member shall have the right to designate the Investment Category or Categories in which the Trustee is to invest the subaccounts which constitute such Member's Account. Such rules may permit each Member to specify separate investment for any or all of his subaccounts or require that all of a Member's subaccounts be invested in a uniform manner. With respect to new contributions, a Member may elect to have flat dollar amounts invested under subsection 6(c) and the remainder allocated among the Investment Categories in multiples of 25% of the amount of such remainder. A Member may elect to transfer amounts between any of the Investment Categories. Such elections shall be made at such time, in such manner, and in such form as the Committee may prescribe through uniform and nondiscriminatory rules. The minimum amount transferable out of any one Investment Category shall be 25% of the value of the Member's Account, or, if less, the entire amount invested under such option. Any designation or change in designation of Investment Category shall be made in writing on forms provided by and submitted to the Committee. Unless the Committee provides otherwise, such change in designation shall be effective as soon after the Valuation Date after which it is received by the Committee as is administratively feasible. Any election of Investment Category by any Member shall, on its effective date, cancel any prior election. The Committee may limit the right of a Member (i) to increase or decrease his contributions to a particular Investment Category, (ii) to transfer amounts to or from a particular Investment

Category or (iii) to transfer amounts between particular Investment Categories, if it determines that any such limitation is necessary or desirable to establish or maintain an Investment Category. In accordance with subsection 2(d), the Committee may promulgate separate accounting and administrative rules to facilitate the establishment or maintenance of an Investment Category.
        (c) Life Insurance Investment Category. If the Committee authorizes an Investment Category limited to life insurance, it may permit a Member to direct that a portion of amounts allocable to his Salary Deferral Account be invested in life insurance in accordance with the following rules:
                 (i) Policies. A Member may elect to invest his Salary Deferral Account in individual or group insurance policies covering the Member, his spouse, or his children and in individual or group annuity contracts issued by one or more insurance companies. If individual policies are purchased for a Member's Salary Deferral Account, such purchases may only be made with the Member's consent. Individual policies shall be considered a separate Investment Category of the Member's Salary Deferral Account and premiums on such policies shall be charged to such Salary Deferral Account. A Member may not borrow amounts from insurers issuing such policies or use such policies as security for a loan; however, the Trustee, with the consent of the Committee, may borrow against the policies to fund loans under Section 11 hereof.
                 (ii) Distribution. When a Member's Salary Deferral Account is distributed, the Committee may direct the Trustee to convert into cash the entire value of any individual policies or contracts purchased for a Member's Salary Deferral Account and to credit such amount to the Member's Salary Deferral Account. If not so directed by the Committee, the Trustee shall distribute any or all of such policies or contracts intact to the Member.
                 (iii) Beneficiary of Policy on Member. The Trustee shall be the owner and beneficiary of any insurance policy on the Member's life. The proceeds shall be distributed to the beneficiary determined under Section 7 hereof. A Member's spouse will be the designated beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with Sections 7 and 9. Under no circumstances shall the Trust retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance policy purchased hereunder, the Plan provisions shall control.
                 (iv) Beneficiary of Policy on Spouse or Child. To the extent that a Member's Salary Deferral Account is invested in a life insurance policy on the life of the Member's spouse or children, the beneficiary under such a policy shall be the Member, to the extent of the excess of the proceeds over the cash value, if any, at the time of the death of the insured, and the beneficiary of the balance of the proceeds shall be the Member's Salary Deferral Account.
                 (v) Limitation. Not more than 49.99% of the aggregate amount of Participating Company contributions made on behalf of any Member may be invested in ordinary life insurance contracts on the life of such Member or his spouse or children. Not more than 24.99% of the aggregate amount of Participating Company contributions on behalf of any Member may be invested in term life or universal life insurance contracts on the life of such Member or his spouse or children. If both ordinary and term life insurance contracts are purchased on the life of a Member or his spouse or children, the sum of the annual term life insurance premium plus one-half of the ordinary life insurance premium may not exceed 24.99% of the Participating Company contribution made on behalf of such Member for the Plan Year in question.
     (vi) Policy Dividends. Any dividends that become payable on any contracts shall be used to provide additional benefits for the Member or shall be credited to the Member's Salary Deferral Account.
        (d) No Member Election. If Investment Categories are made available and a Member does not make a written election of Investment Category, then the Committee shall direct the Trustee to invest the Account of such Member in the Investment Category which, in the opinion of the Committee, best protects principal.
        (e) Facilitation. Notwithstanding any instruction from any Member for investment of funds in an Investment Category as provided for herein, the Trustee shall have the right to hold uninvested or invested in a short term investment fund any amounts intended for investment or reinvestment until such time as investment may be made in accordance with the Plan and the Trust Agreement.
     (f) Valuations. The Fund and each Investment Category shall be valued by the Trustee at fair market value as of each Valuation Date.
        (g) Allocation of Gain or Loss. Any increase or decrease in the market value of each Investment Category of the Fund since the preceding Valuation Date and all income earned, expenses incurred and realized profits and losses, shall be determined in accordance with accounting methods uniformly and consistently applied and shall be added to or deducted from the Account of each Member based on the amount of a Member's Account in such Investment Category at the prior Valuation Date in accordance with non-discriminatory procedures and rules adopted by the Committee. Before reallocation, the Accounts of the Members shall be reduced by any payments made therefrom in the period. At the Commit- tee's discretion uniformly applied, administrative expenses directly connected or associated with a particular Member's Account may be charged to the Account. Notwithstanding the foregoing, allocation shall not be required to the extent the Fund, or any Investment Category thereof, is administered in a manner which permits separate valuation of each Member's interest therein without separate incremental cost to the Plan or the Committee otherwise provides for separate valuation.
     (h) Provisions Optional. Nothing herein shall require the Committee to establish Investment Categories. If no Investment Categories are established, the Fund shall be administered as a unit.
        (i) Bookkeeping. The Committee shall direct that separate bookkeeping accounts be maintained to reflect each Member's Salary Deferral Account, Rollover Account, Voluntary Contribution Account and Employer Contribution Account.

7.      BENEFICIARIES AND DEATH BENEFITS
        (a) Designation of Beneficiary. Each Member shall have the right to designate one or more beneficiaries and contingent beneficiaries to receive any benefit to which such Member may be entitled hereunder in the event of the death of the Member prior to the distribution of such benefit by filing a written designation with the Committee on the form prescribed by the Committee. Such Member may thereafter designate a different beneficiary at any time by filing a new written designation with the Committee. Notwithstanding the foregoing, if a married Member designates a beneficiary other than his spouse, such designation or subsequent changes shall not be valid unless the spouse consented in writing witnessed by a notary public or a member of the Committee in a manner prescribed by the Committee. A spouse's consent given in accordance with the Committee's rules shall be irrevocable by the spouse with respect to the beneficiary then designated by the Member unless the Member makes a new beneficiary designation. Any written designation shall become effective only upon its receipt by the Committee. If the beneficiary designated pursuant to this subsection should die on or before the commencement of distribution of benefits and the Member fails to make a new designation, then his beneficiary shall be determined pursuant to subsection 7(b).
     (b) Beneficiary Priority List. If (i) a Member omits or fails to designate a beneficiary, (ii) no designated beneficiary survives the Member or (iii) the Committee determines that the Member's beneficiary designation is invalid for any reason, then the death benefits shall be paid to the Member's surviving spouse, or if the Member is not survived by his spouse, then to the Member's estate.

8.      BENEFITS FOR MEMBERS
        The  following  are the only post  employment  benefits  provided by the
Plan:
        (a)      Retirement Benefit
                 (i) Valuation. Each Member shall be entitled to a retirement benefit equal to 100% of the Member's Account as of the Valuation Date coincident with or next following his retirement on or after his Early Retirement or Normal Retirement Date.

                 (ii) Early Retirement shall mean the first day of the month coinciding with or following the date on which a Member or former Member attains age 55; provided that, for employees becoming eligible to participate in the Plan on or after September 1, 1994, "Early Retirement" shall mean the first day of the month coinciding with or following the later of the date on which a Member or former Member (A) attains age 55 or (B) completes three Years of Service.
                 (iii) Late Retirement. A Member who continues employment beyond his Normal Retirement Date shall continue to participate in the Plan. His Account shall become nonforfeitable upon his attaining his Normal Retirement Date.
        (b)      Death Benefit
                 (i) Valuation. In the event of the death of a Member before actual retirement, 100% of the Member's Account on the Valuation Date coincident with or next following his death shall constitute his death benefit and shall be distributed pursuant to Sections 7 and 9 (A) to his designated beneficiary or
(B) if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to subsection 7(b).
                 (ii) Survivor Benefits. In the event of the death of a retired Member before distribution of his Account has been made to him, his Account shall constitute a death benefit and shall be distributed (A) to his designated beneficiary or (B) if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to subsection 7(b).
     (c) Disability Benefit. In the event a Member suffers a Disability before actual retirement, 100% of the Member's Account on the Valuation Date coincident with or next following his Disability shall constitute his Disability benefit.

        (d)      Termination of Employment Benefit
                 (i) Valuation. In the event a Member terminates employment with all Participating Companies and all Related Entities other than by reason of retirement on or after his Normal Retirement Date, Disability or death, the Member shall be entitled to receive a benefit equal to 100% of his Salary Deferral Account, Voluntary Contribution Account and Rollover Account and the nonforfeitable portion (as determined under the vesting schedule at subsection 8(d)(ii)) of his Employer Contribution Account on the Valuation Date coincident with or last preceding distribution.
                 (ii) Vesting Schedule. Each Member actively participating in the Plan pursuant to an election to have amounts withheld from Compensation and credited to the Salary Deferral Account, shall at all times be 100% vested in his Salary Deferral Account, and, effective as of the Effective Date, shall at all times be 100% vested in his Employer Contribution Account. Each Member shall at all times be 100% vested in his Voluntary Contribution Account, if any.
                 (iii) Crediting Service. With respect to the vesting of Company contributions as set forth below, this provision shall be applicable to any Member who separated from Service with the Company on or before December 31, 1995 and who subsequent to such separation commences another Period of Service on or prior to the date on which such Member's Break in Service shall have been for five or more consecutive Plan Years.
        If distribution was made to a Member on account of termination of employment and prior to the date on which the resulting Break in Service would have a duration of five or more consecutive Plan Years the Member returns to employment covered by the Plan, the Member's Account shall subsequently be determined without regard to the portion thereof derived from predistribution employment provided the Member
(i) received distribution of the entire present value of the nonforfeitable portion of his Account at the time of distribution, (ii) the amount of the distribution did not exceed $3,500 or the Member (with spousal consent, if applicable) voluntarily elected to receive the distribution, and (iii) the Member upon return to employment covered by the Plan does not repay the full amount of the distribution before the earlier of suffering five (5) consecutive one (1) year Breaks in Service, or at the close of the first period of five (5) consecutive one year Breaks in Service commencing after the withdrawal.
        If timely repayment is made, the Member's Account shall equal the sum of the repayment and the forfeitable portion of the Member's Account on the date of distribution, unadjusted by gains or losses subsequent to the distribution. Such amount previously forfeited shall vest, as determined by the Committee, in accordance with the following vesting schedule:
                                                          NONFORFEITABLE
        YEARS OF SERVICE                                     PERCENTAGE

        Less than 1 year                                          0%
        1 year but less than 2 years                             33%
        2 years but less than 3 years                            66%
        3 years or more                                         100%

        Periods of Service prior to the initial termination of employment with the Company shall be credited for purposes of the vesting schedule hereinabove. Restoration required due to Fund losses shall be made, to the extent necessary, first from forfeitures in the Plan Year of repayment and second from Participating Company contributions.
               (iv) Change in Vesting Schedule. If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Member's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Member with at least 3 years of Service with the Participating Company may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Members who do not have at least 1 Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 years of Service" for "3 years of Service" where such language appears.
          The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:
                      (1)    60 days after the amendment is adopted;
                      (2)    60 days after amendment becomes effective; or
                      (3) 60 days after Member is issued written notice of the amendment by the Participating Company.
        (e) Recognition of Forfeitures. The nonvested portion of the Employer Contribution Account of a Member (i) who separates from service with no vested interest in his Employer Contribution Account or (ii) who receives a distribution prior to suffering his fifth consecutive Break in Service shall be forfeited on the date of (i) separation or (ii) distribution, as the case may be, subject to the right to restoration. The nonvested portion of the Employer Contribu-tion Account of any other Member shall be forfeited on the last day of the Plan Year in which the member suffers his fifth consecutive Break in Service. Forfeitures shall first decrease Participating Company contributions, if any, and then increase discretionary Participating Company contributions.

9.      DISTRIBUTION OF BENEFITS
        (a) Commencement. The payment of benefits shall commence as soon after the Valuation Date following the Member's termination of employment as is administratively feasible, except as provided below.
               (i) Termination of Employment Benefits. If the nonforfeitable portion of the Member's Account exceeds $3,500 and is not "immediately distributable", distributions of benefits payable under subsection 8(d) shall not commence unless the Member consents to such distribution in writing. The Committee shall notify the Member of his right to defer said distribution, subject to the limitations of subsections 9(a)(ii) below.
        If the Member does not consent to distribution, his Account shall be retained in the Fund until such later date as the Member requests distribution. If the Member does not request distribution prior to his Normal Retirement Date or death, distribution shall commence as soon after the Valuation Date next following the first to occur of the Member's Normal Retirement Date or death
(provided the Committee receives notice of the Member's death), as is administratively feasible.

               (ii) Deferral Limitation. In no event other than with the written consent of the Member shall the payment of benefits commence later than the sixtieth day after the close of the Plan Year in which the latest of the following occurs:
                      (A) the Member's Normal Retirement Date; (B) the Member's separation from service; or (C) the tenth anniversary of the year in which the Member commenced participation in the Plan.
        Provided, however, distribution of benefits must commence on or before the April 1st of the calendar year following the calendar year in which the Member attains age 70 1/2.
               (iii) Death Benefit Deferral Limitation. The payment of death benefits under the Plan shall commence as soon after the Valuation Date following the Member's death as is administratively feasible or as the Member's beneficiary elects, subject to the limitation of subsection 9(b)(ii).
        (b)    Benefit Form.
               (i) All benefits shall be distributed in one lump sum, excepting Death benefits which shall be paid in accordance with subsection 9 (b) (ii) hereof. Any distribution made in one lump sum may include, at the election of the individual eligible to receive such distribution, shares of Company Stock allocable to the Member's Account. Notwithstanding the foregoing, all Members' Accounts shall continue to be adjusted under subsection 6(g) through the Valuation Date coincident with or last preceding distribution.
               (ii) Death Benefits. Death benefits shall be distributed in one lump sum or in installments over a period not extending beyond five years of the Member's date of death.

        (c) Account Balances Less Than $3,500. If a terminated Member's vested Account balance does not exceed $3,500 on the Valuation Date coincident with or next following his termination, said Member's Account may be immediately distributed without his consent.
        (d) Definitions. The following definitions shall apply to this Section 7 and 9 hereof:
               (i) "Immediately distributable benefit" shall mean the vested Account balance which could be distributed to a Member (or surviving spouse) before said Member attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.
               (ii) "Spouse" (surviving spouse) shall mean the spouse or surviving spouse of the Member, provided that a former spouse will not be treated as the spouse or surviving spouse if the Member re-marries within 1 year of the annuity starting date, and remains married for the 1 year period ending on the date of death.
        (e) Withholding. All distributions under the plan are subject to federal, state and local withholding as required by applicable law as in effect from time to time.
        (f) Rollover Election. This subsection (f) applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this subsection (f) , a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
      The following definitions shall apply for purposes of this subsection (f):
          (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
               (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.
        (g) Super 8 Employees' Option. Notwithstanding any provision in this Plan to the contrary, any Member (or his or her beneficiary) who had been a participant in the Super 8 Motels, Inc. 401(k) Retirement Plan shall have the option to receive his or her benefit under the Plan in the form of an annuity with a ten (10) year term certain. Any such Member's benefit shall be subject to the Qualified Joint and Survivor Annuity and Qualified Preretirement Survivor Annuity options of the predecessor plan, including all the applicable spousal consent and notice requirements under Code Sections 401(a)(11) and 417.
        (h) Waiver of Thirty (30) Day Notice Period. The notice required by Section

1.411(a)-11(c) of the Income Tax Regulations must be provided to a Member no less than thirty (30) days and no more than ninety (90) days before the Annuity Starting Date.
        If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than thirty (30) days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:
               (i) the Plan Administrator clearly informs the ember that the Member has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable a particular distribution option), and
               (ii) the Member, after receiving the notice, affirmatively elects a distribution.
        (i) Distribution to Alternate Payee. The Committee shall direct the Trustee to distribute to an Alternate Payee named under a Qualified Domestic Relations Order, which is found to be in compliance with Sections 401(a)(13) and 414(p) of the Code, any amount to which he or she is entitled under said Qualified Domestic Relations Order in cash and/or in kind, in a lump sum payment. For purposes of compliance with Section 401(k)(2)(B)(i) or any success-or thereto, said Alternate Payee shall be deemed to have separated from Ser-vice with the Participating Company.
        (j) Casino & Credit Services Employees' Option. Notwithstanding any provision in this Plan to the contrary, any Member (or his or her beneficiary) who had been a participant in the Casino & Credit Services Inc. 401(k) Retirement Savings Plan (the "CACS Plan") shall have the option to receive his or her benefit under the Plan in the form of an immediate installment as defined under the CACS Plan. Any such Member's benefit shall be subject to the Qualified Joint and Survivor Annuity and Qualified Preretirement Survivor Annuity options of the CACS Plan, including all the applicable spousal consent and notice requirements under Code Sections 401(a)(11) and 417.
        (k) Century 21 Real Estate Corporation Employee's Option. Notwithstanding any provision in this Plan to the contrary, any Member (or his or her beneficiary) who had been a participant in the Century 21 Real Estate Corporation Savings and Investment Plan (the "C-21 Plan") shall have the option to receive his or her benefit under the Plan in the form of the various installment and annuity options allowed under the C-21 Plan. Any such Member's benefit shall be subject to the Qualified Joint and Survivor Annuity and Qualified Preretirement Survivor Annuity options of the C-21 Plan, including all the applicable spousal consent and notice requirements under Code Sections 401(a)(11) and 417.

10.     IN-SERVICE DISTRIBUTIONS
        (a) Age 59-1/2. A Member who has attained age 59-1/2 shall have the right to withdraw all or a portion of his Salary Deferral or Rollover Account as of the Valuation Date next following the Member's timely delivery of request for withdrawal to the Committee.
        (b) Hardship. A Member shall have the right to request an in-service distribution from his Salary Deferral or Rollover Account for purposes of hardship. A distribution is on account of hardship only if the distribution both
(i) is made on account of an immediate and heavy financial need of the Member and (ii) is necessary to satisfy such financial need.
     (c) Need. A distribution shall be deemed to be made on account of an immediate and heavy financial need of the Member if the distribution is on account of (i) medical expenses described in Section 213 (d) of the Code incurred by the Member, the Member's spouse or any dependent of the Member (as defined in Section 152 of the Code); (ii) purchase (excluding mortgage payments) of a principal residence for the Member; (iii) payment of tuition for the next twelve (12) months of post-secondary education for the Member, the Member's spouse, child or any dependent of the Member (as defined in Section 152 of the Code); or (iv) the need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence. Further, the Committee, according to uniform rules, may find that an immediate and heavy financial need exists in other circumstances where it concludes that the elimination of the need is necessary to preserve the health or well-being of the Member, his spouse or a dependent of the Member as defined in Section 152 of the Code.
        (d) Satisfaction of Need. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Member only if all of the requirements or conditions set forth below are satisfied or agreed to by the Member, as appropriate.
               (i) The distribution is not in excess of the amount of the immediate and heavy financial need of the Member.
               (ii) The Member has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans subject to Section 415 of the Code maintained by the Company and any Related Entity.
               (iii) The Member's elective contributions under this Plan and each other plan subject to Section 415 of the Code maintained by the Company or a Related Entity in which the Member participates are suspended for a period of at least twelve full calendar months after receipt of the distribution. After such 12-month period has elapsed, the Member's elective contributions shall continue to be suspended until the next Entry Date, at which time the member may again elect that the Participating Company make contributions on his behalf from his current compensation.
               (iv) The Member does not make elective contributions under this Plan or any other plan maintained by the Company or a Related Entity for the year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such next taxable year reduced by the amount of the Member's elective contributions for the taxable year of the hardship distribution.
        (e) Limitation. Distributions from a Member's Salary Deferral Account made on account of hardship shall be limited to the Member's elective contributions under the Plan. No more than one distribution may be made to any Member under this Section in any Plan Year. Distributions shall be subject to the withholding requirements of subsection 9(e).

     (f) Withdrawal of Voluntary Contributions. Notwithstanding any provision in this Plan to the contrary, a member who previously made Voluntary Contributions to the C-21 Plan may withdraw all or any portion of the lesser of:
               (i) the total amount of actual Voluntary Contributions made less amounts previously withdrawn, if any; or
               (ii)   the balance of his Voluntary Contribution Account.
     The time, amount and manner of withdrawal shall be determined by the Administrative Committee under uniform rules of general application.
        Members may not elect to make Voluntary Contributions to this Plan.

11.     LOANS
        (a) Committee Discretion. The Committee, in its discretion, shall have the right to direct that a bona fide loan be made from a Member's Salary Deferral or Rollover Account to any Member who requests the same. For purposes of this Section 11, the term "Member" shall also include beneficiaries and terminated employees with deferred vested account balances who are "parties in interest" as defined in Section 3 of ERISA. All such loans shall be subject to the requirements of this Section and such other rules which the Committee shall from time to time prescribe. Eligibility for and the rules with respect to loans shall be uniformly applied to all Members. Nothing in this Section shall require the Committee to make loans available to Members.
        (b) Minimum Requirements. To the extent the Committee authorizes loans to Members, such loans shall be subject to the following rules:
               (i) Principal Amount. The principal amount of the loan to a Member may not exceed, when added to the outstanding balance of all other loans to the Member from the Plan, the lesser of (A) $50,000, reduced by the excess of the highest outstanding balance of loans to the Member from the Plan during the one-year period ending on the day before the date on which such loan was made over the outstanding balance of loans to the Member from the Plan on the date on which such loan is so made or (B) 50% of the Member's nonforfeitable Account on the Valuation Date last preceding the date on which the loan is made.

               (ii) Maximum Term. Generally, the term of the loan may not exceed five years. However, if the Member demonstrates that the purpose of a loan is to acquire a principal residence for the Member, then the maximum term shall be fifteen years.
               (iii) Interest Rate. The interest rate shall be determined by the Committee from time to time at a rate equivalent to that charged by major financial institutions for comparable loans at the time the loan is made.
               (iv) Repayment. The loan shall be repaid over its term in level installment payments made at least quarterly. If the Member is an active employee, the payments shall correspond to the Member's payroll period. As a condition precedent to approval of the loan, the Member shall be required to authorize payroll withholding in the amount of each installment. Members may prepay the entire outstanding balance of their loan at any time.
               (v) Collateral. The loan shall be secured by the Member's Account to the extent of the principal amount of the loan plus accrued interest. No more than 50% of the Member's vested Account balance may be used to secure a loan.
The Committee, according to a uniform rule, may require a Member to post additional collateral to secure a loan.
               (vi) Distribution of Account. If the nonforfeitable portion of a Member's Account is to be distributed prior to the Member's payment of all principal and accrued interest due on any loan to such Member, the distribution shall include as an offset the amount of unpaid principal and interest due on the loan.
               (vii) Notes. All loans shall be evidenced by a note containing such terms and conditions as the Committee shall require.

               (viii) Multiple Loans. A Member shall be permitted only one outstanding loan at any time.
        (c) Accounting. The principal amount of any loan shall be treated as a separate earmarked investment of the borrowing Member. All payments of principal and interest with respect to such loan shall be credited to a separate account for the borrowing Member until redeposited into the Fund in accordance with the Member's election.

12.     TITLE TO ASSETS.
        No person or entity shall have any legal or equitable right or interest in the contributions made by any Participating Company, or otherwise received into the Fund, or in any assets of the Fund, except as expressly provided in the Plan.

13.     AMENDMENT AND TERMINATION
        (a) Amendment. The provisions of this Plan may be amended by the Company from time to time and at any time in whole or in part, provided that no amendment shall be effective unless the Plan as so amended shall be for the exclusive benefit of the Members and their beneficiaries. No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Member's Account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Member as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeit-able percentage (determined as of such date) of such Employee's right to his Account balance will not be less than his percentage computed under the plan without regard to such amendment.
        (b) Termination. While it is the Company's intention to continue the Plan in operation indefinitely, the right is, nevertheless, expressly reserved to terminate the Plan in whole or in part or discontinue contributions in the event of unforeseen conditions. Any such termination, partial termination or discontinuance of contributions shall be effected only upon condition that such action is taken as shall render it impossible for any part of the corpus of the Fund or the income therefrom to be used for, or diverted to, purposes other than the exclusive benefit of the Members and their beneficiaries.
        (c) Conduct on Termination. If the Plan is to be terminated at any time without establishment of a successor plan, the Company shall give written notice to the Trustee which shall thereupon revalue the assets of the Fund and the accounts of the Members as of the date of termination, partial termination or discontinuance of contributions and, after discharging and satisfying any obligations of the Plan, shall allocate all unallocated assets to the Accounts of the Members at the date of termination, partial termination or discontinuance of contributions as provided for in Section 6. Upon termination, partial termination or discontinuance of contributions the Accounts of Members affected thereby shall be nonforfeitable. The Committee, in its sole discretion, shall instruct the Trustee either (i) to pay over to each affected Member his Account or (ii) to continue to control and manage the Fund for the benefit of the Members to whom distributions will be made in later periods at the time provided in Section 8 and in the manner provided in Section 9.
     (d) Procedure for Plan Amendment. The termination, modification, or other amendment of the Plan shall be effected by a resolution adopted by the Board of Directors of the Company.

14.     LIMITATION OF RIGHTS
        (a) Alienation. None of the payments, benefits or rights of any Member shall be subject to any claim of any creditor of such Member and, in particular, to the fullest extent permitted by law, shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Member. No Member shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary or beneficiaries as hereinabove provided. For purposes of this subsection, neither a loan made to a Member nor the pledging of the Member's Account as security therefor, both pursuant to Section 11, shall be treated as an assignment or alienation unless such loan is subject to the tax imposed by Section 4975 of the Code.
        (b) Qualified Domestic Relations Order Exception. Subsection 14(a) shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member under a qualified domestic relations order within the meaning of Section 414(p) of the Code.
        (c) Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefit shall be construed as giving any Member or Employee, or any person whomsoever, any legal or equitable right against any Participating Company, the Trustee or the Committee, unless such right shall be specifically provided for in the Trust Agreement or the Plan or conferred by affirmative action of the Committee or the Company in accordance with the terms and provisions of the Plan or as giving any Member or Employee the right to be retained in the employ of any Participating Company. All Members and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

15.     MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN ASSETS
        In the case of any Plan merger or Plan consolidation with, or transfer of assets or liabilities of the Plan to, any other plan, each Member in the Plan must be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the Plan were then to terminate) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had been terminated).

16.     PARTICIPATION BY RELATED ENTITIES
        (a) Commencement. Any entity which is a Related Entity with respect to the Company may, with the permission of the Board of Directors, elect to adopt this Plan and the accompanying Trust Agreement.
        (b) Termination. The Company may, by action of the Board of Directors, determine at any time that any such Participating Company shall withdraw and establish a separate plan and fund. The withdrawal shall be effected by a duly executed instrument delivered to the Trustee instructing it to segregate the assets of the Fund allocable to the Employees of such Participating Company and pay them over to the separate fund.

     (c) Single Plan. The Plan shall at all times be administered and interpreted as a single plan for the benefit of the Employees of all Participating Companies.
        (d) Delegation of Authority. Each Participating Company, by adopting the Plan, acknowledges that the Company has all the rights and duties thereof under the Plan and the Trust Agreement, including the right to amend the same.

17.     TOP-HEAVY REQUIREMENTS
        (a) General Rule. For any Plan Year in which the Plan is a top-heavy plan or included in a top-heavy group as determined under this Section, the special requirements of this Section shall apply. The Plan shall be a top-heavy plan (if it is not included in an "aggregation group") or a plan included in a top-heavy group (if it is included in an "aggregation group") with respect to any Plan Year if the sum as of the "determination date" of the "cumulative accounts" of "key employees" for the Plan Year exceeds 60% of a similar sum determined for all "employees", excluding "employees" who were "key employees" in prior Plan Years only.
        (b) Definitions. For purposes of this Section, the following definitions shall apply to be interpreted in accordance with the provisions of Section 416 of the Code and the regulations thereunder.
               (i) "Aggregation Group" shall mean the plans of each Participating Company or a Related Entity included below:
                      (A) each such plan in which a "key employee" is a participant; (B) each other such plan which enables any plan in subsection (A)
above to meet the requirements of Section 401(a)(4) or 410 of the Code;

                      (C) each other plan not required to be included in the "aggregation group" which the Company elects to include in the "aggregation group" in accordance with the "permissive aggregation group" rules of the Code if such group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan being taken into account; and
                      (D) each terminated plan of the Company that was maintained within the last five (5) years ending on the "determination date".
               (ii) "Cumulative Account" for any "employee" shall mean the sum of the amount of his accounts under this Plan plus all defined contribution plans included in the "aggregation group" (if any) as of the most recent valuation date for each such plan within a twelve-month period ending on the "determination date", increased by any contributions due after such valuation date and before the "determination date" plus the present value of his accrued benefit under all defined benefit pension plans included in the "aggregation group" (if any) as of the "determination date". For a defined benefit plan, the present value of the accrued benefit as of any particular determination date shall be the amount determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Participating Companies and all Related Entities, or (B) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under the fractional accrual rule of Section 411(b)(1)(C) of the Code, as of the most recent valuation date for the defined benefit plan, under actuarial equivalent factors specified therein, which is within a twelve-month period ending on the determination date. For this purpose, the valuation date shall be the date for computing plan costs for purposes of determining the minimum funding requirement under Section 412 of the Code. "Cumulative accounts" of "employees" who have not performed an Hour of Service for any Participating Company or Related Entity for the five-year period ending on the "determination date" shall be disregarded. An "employees" "cumulative account" shall be increased by the aggregate distributions during the five-year period ending on the "determination date" made with respect to him under any plan in the "aggregation group". Rollovers and direct plan-to-plan transfers to this Plan or to a plan in the "aggregation group" shall be included in the "employee's" "cumulative account" unless the transfer is initiated by the "employee" and made from a plan maintained by an employer which is not a Participating Company or Related Entity.
               (iii) "Determination Date" shall mean with respect to any Plan Year the last day of the preceding Plan Year; however, for the first Plan Year the term shall mean the last day of such Plan Year.
               (iv) "Employee" shall mean any person (including a beneficiary thereof) who has or had an Account held under this Plan or a plan in the "aggregation group" including this Plan at any time during the Plan Year or any of the four preceding Plan Years. Any "employee" other than a "key-employee" described in subsection 17(c)(v) shall be considered a "non-key employee" for purposes of this Section 17.
               (v) "Key Employee" shall mean any "employee" or former "employee" (including a beneficiary thereof) who is, at any time during the Plan Year, or was, during any one of the four preceding Plan Years any one or more of the following:
                      (A) an officer of a Participating Company or a Related Entity whose annual compensation (as defined in subsection 17(b)(vi)) exceeds 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code, unless 50 other such officers (or, if lesser, a number of such officers equal to the greater of three or 10% of the "employees") have higher annual compensation;
                      (B) one of the ten persons employed by a Participating Company or Related Entity having annual compensation (as defined below) greater than the limitation in effect under Section 415(c)(1)(A) of the Code, and owning (or considered as owning within the meaning of Section 318 of the Code) more than 1/2% interest as well as one of the largest interests in all Par-ticipating Companies or Related Entities. For purposes of this subsection
(B), if two "employees" have the same interest, the one with the greater compen-sation shall be treated as owning the larger interest;
                      (C) any person owning (or considered as owning within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of a Participating Company or a Related Entity or stock possessing more than 5% of the total combined voting power of such stock;
                      (D) a person who would be described in subsection (C) above if 1% were substituted for 5% each place the same appears in subsection
(C) above, and who has annual compensation of more than $150,000. For purposes of determining ownership under this subsection, Section 318(a)(2)(C) of the Code shall be applied by substituting 5% for 50%.
               (vi) "Compensation". For purposes of this Section 17, "compensation" shall mean compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code.
        (c) Combined Benefit Limitation. For purposes of the calculation of the combined limitation of subsection 5(c), "1.0" shall be substituted for "1.25" each place the same appears in that subsection if either (i) the "cumulative accounts" of "key employees" exceeds 90% of the aggregate for all "employees" or
(ii) the Participating Companies' contribution allocated to Members who are not "key employees" does not at least equal 4% of compensation (as defined in subsection 5(d)) or the minimum defined benefit under a defined benefit plan does not meet the requirement of Section 416(h)(2)(A)(ii) of the Code.
        (d) Vesting. The schedule set forth below shall be substituted for the schedule contained in subsection 8(d) to the extent it provides for more rapid vesting.
                                               NONFORFEITABLE
YEARS OF SERVICE                                  PERCENTAGE

Less than 2 years                                   0%
2 years but less  than  3  years                   20%
3 years but less  than  4  years                   40%
4 years but less  than  5  years                   60%
5 years but less  than  6  years                   80%
6 years or more                                   100%

The schedule above shall apply to all benefits accrued as of the date the schedule becomes effective and all benefits accrued for Plan Years thereafter to which this Section applies. If the Plan ceases to be top-heavy, no benefit which became nonforfeitable under the schedule above shall become forfeitable. For Members with three Years of Service or more, the schedule shall continue to apply to future accruals to the extent it provides for more rapid vesting.

        (e) Minimum Contribution. Minimum Participating Company contributions and forfeitures for a Member who is not a "key employee" shall be required in an amount equal to the lesser of 3% of compensation (as defined in subsection
17(b)(vi) herein) or the highest percentage of Participating Company contributions and forfeitures expressed as a percentage of the first $200,000 (or an increased amount permitted under a cost of living adjustment), contributed for any "key employee" under Section 4. If the highest rate allocated to a key employee for a year in which the plan is top heavy is less than 3%, amounts attributable to a salary reduction shall be included in determining contributions made on behalf of key employees. For purposes of this subsection, employer social security contributions shall be disregarded. Each "non-key employee" of a Participating Company who has not separated from service at the end of the Plan Year and who has satisfied the eligibility requirements of subsection 3(a) shall receive any minimum contribution provided under this
Section 17 without regard to (i) whether he is credited with 1,000 Hours of Service in the Plan Year (ii) earnings level for the Plan Year or (iii) whether he elects to make contributions under subsection 4(a). If an "employee" participates in both a defined benefit plan and a defined contribution plan, the minimum benefit shall be provided under the defined benefit plan. If an "employee" participates in another defined contribution plan, the minimum benefit shall be provided under the other defined contribution plan.

18.     MISCELLANEOUS
     (a) Incapacity. If the Committee determines that a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may make payments to such person for his benefit, or apply the payments for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit in accordance with the provisions of this subsection shall be a complete discharge of any liability to make such payment.
     (b) Reversions. In no event, except as provided herein, shall the Trustee return to a Participating Company any amount contributed by it to the Plan.
                 (i) Mistake of Fact. In the case of a contribution made by a good faith mistake of fact, the Trustee shall return the erroneous portion of the contribution, without increase for investment earnings, but with decrease for investment losses, if any, within one year after payment of the contribution to the Fund.
                 (ii) Deductibility. To the extent deduction of any contribution determined by the Company in good faith to be deductible is disallowed, the Trustee, at the option of the Company, shall return that portion of the contribution, without increase for investment earnings but with decrease for investment losses, if any, for which deduction has been disallowed within one year after the disallowance of the deduction.
                 (iii) Initial Qualification. In the event there is a determination that the Plan does not initially satisfy all applicable requirements of Section 401 of the Code, all contributions made by a Participating Company incident to that initial qualification shall be returned to the Participating Company by the Trustee within one year after the date on which the initial qualification is denied, but only if the Company submitted an application for such initial determination by the due date of the Company's income tax return for the taxable year in which the Plan was adopted, or such later date as the Secretary may prescribe.

                 (iv) Limitation. No return of contribution shall be made under this subsection which adversely affects the Plan's qualified status under regulations, rulings or other published positions of the Internal Revenue Service or reduces a Member's Account below the amount it would have been had such contribution not been made.
        This subsection shall not preclude refunds made in accordance with subsections 4(b)(i), 4(d)(iii), and 4(g)(ii).
        (c) Employee Data. The Committee or the Trustee may require that each Employee provide such data as it deems necessary upon his becoming a Member in the Plan. Each Employee, upon becoming a Member, shall be deemed to have approved of and to have acquiesced in each and every provision of the Plan for himself, his personal representatives, distributees, legatees, assigns, and beneficiaries.
     (d) Law Governing. This Plan shall be construed, administered and applied in a manner consistent with the laws of the State of New Jersey.
     (e) Pronouns. The use of the masculine pronoun shall be extended to include the feminine gender wherever appropriate.
        (f) Interpretation. The Plan is a profit sharing plan including a qualified, tax exempt trust under Sections 401(a) and 501(a) of the Code and a qualified cash or deferred arrangement under Section 401(k)(2) of the Code. The Plan shall be interpreted in a manner consistent with its satisfaction of all requirements of the Code applicable to such a plan.

19.     COMPANY STOCK.
        (a) Voting of Company Stock. Each Member shall direct the voting of Company Stock allocated to his Account. The Trustee shall vote allocated Company Stock for which it has not received direction from the Member or Beneficiary, as the case may be, in the same proportion as directed Company Stock is voted. For each corporate matter that must be decided (either by law or charter) by vote of the outstanding common shares, each Member shall be given notice, either in person or by mail, of the following: (i) the matter to be decided; (ii) that he is entitled to direct the Trustee as to the manner of voting the Company Stock allocated to his Account; and (iii) the procedure to be followed to exercise his voting rights.
        (b) Securities Laws. All provisions contained herein with respect to any transactions involving Company Stock, including but not limited to its distribution as a benefit, its repurchase or sale, are subject to and conditioned upon compliance with any applicable provisions of federal and state securities laws or regulations. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in the Trust, no certificate for shares of Company Stock or certificate of beneficial interest shall be issued or transferred to a Member or Beneficiary unless such shares or other securities, at the time of any such issuance or transfer (i) are exempt securities, or are the subject matter of an exempt transaction under applicable securities law and regulations; (ii) are covered by a registration statement under the Securities Act of 1933 which is in effect or are exempt from registration under said Act; (iii) comply with the rules of any stock exchange on which the Company's shares may be listed; and (iv) have been approved by such other regulatory bodies as the Administrator may deem advisable. Prior to or as soon as practicable after the time when shares of Company Stock or certificates of beneficial interest in such shares would otherwise be deliverable to a Member or Beneficiary, the Administrator will register such shares or interests and take such other steps as may be necessary to allow the issuance or transfer of certificates as aforesaid. Any certificate issued to evidence such shares or interests may bear such legends and statements as the Administrator may deem advisable to assure compliance with this Plan and with federal and state laws and regulations.
        (c) Tender Offers. In the event of a tender offer, or other similar offer to acquire any Company Stock held in the Fund for the benefit of a Member or Beneficiary, it shall be the duty of the Administrator to furnish each Member or Beneficiary with all information provided to shareholders of the Company with respect to such offer and with a form to be completed and forwarded directly to the Trustee specifying whether the Member or Beneficiary desires that such offer be accepted or rejected with respect to any Company Stock held for the benefit of that Member or Beneficiary. Such form shall notify the Member or Beneficiary, as the case may be, that the Trustee will act only in accordance with instructions received from the Member or Beneficiary and that in the absence of any such instructions, shall not accept such offer with respect to any Company Stock held for the benefit of that Member or Beneficiary. All such forms shall be forwarded by the Member or Beneficiary directly to the Trustee and shall remain confidential as between the Member or Beneficiary and Trustee. The Trustee shall provide no information concerning such forms to the Administrator, the Company, or any of its agents which may serve to identify the action taken by any Member or Beneficiary with respect to that offer.

        (d) Confidentiality Procedures. Notwithstanding any other provision in this Plan to the contrary except to the extent necessary to comply with federal and state laws not preempted by ERISA, the Committee shall make certain that procedures are maintained to safeguard the confidentiality of information relating to the purchase, holding, and sale of Company Stock, and the exercise of voting, tender and similar rights with respect to such Company Stock by Members or Beneficiaries. The Committee shall determine whether or not an independent fiduciary must be appointed to preserve confidentiality, where there is a potential for undue employer influence upon Members or Beneficiaries with regard to the direct or indirect exercise of shareholder rights. For purposes of this subsection (d), a fiduciary is not independent if the fiduciary is affiliated with the Company.
        (e) Employer Securities. The Trustee shall be empowered to acquire and hold "qualifying employer securities" as that term is defined under ERISA, provided, however, that the Trustee shall not be permitted to acquire any qualifying employer securities if, immediately after the acquisition of such securities, the fair market value of all qualifying employer securities held by the Trustee hereunder should amount to more than 100% of the fair market value of all the assets in the Trust Fund.
     (f) Company Stock. For purposes of this Section 19, the term "Company Stock" shall mean the common stock of HFS Incorporated.

        IN WITNESS WHEREOF, and as evidence of the adoption of this Plan by the Company, it has caused the same to be signed by its officers thereunto duly authorized, and its corporate seal to be affixed thereto, this 1st day of January 1996.


                                   HFS INCORPORATED

Attest:



                                   By:  s/Scott E. Forbes
                                             Name: Scott E. Forbes
                                             Title: Senior Vice President
                                                        - Finance

s/Jeanne M. Murphy
Secretary



[Corporate Seal]